Avnet, Inc.
2211 South 47th Street
Phoenix, AZ 85034
PRESS RELEASE
Avnet, Inc. Reports First Quarter Fiscal Year 2008 Results
Record First Quarter Sales and EPS
Phoenix, October 25, 2007 - Avnet, Inc. (NYSE:AVT) today reported revenue of $4.10 billion for first quarter fiscal 2008, ended September 29, 2007, representing an increase of 12.3% over first quarter fiscal 2007. Net income for first quarter fiscal 2008 was $105.5 million, or $0.69 per share on a diluted basis, as compared with net income of $64.1 million, or $0.44 per share on a diluted basis, for the first quarter last year. Excluding debt extinguishment costs that negatively impacted the prior year quarter, net income and diluted earnings per share increased 31% and 25%, respectively, over the year-ago period. Included in these results is stock compensation expense of $0.05 per diluted share in the current year first quarter as compared with $0.03 per share in the same period last year.
Operating income for first quarter fiscal 2008 was $165.2 million, up 14.0% as compared with operating income of $145.0 million in the year ago quarter. Operating income as a percent of sales was 4.0%, up 6 basis points from last year’s first quarter, with both operating groups contributing to the improvement. This represents the eighth consecutive quarter of year-over-year operating income margin expansion, excluding certain charges in prior periods.
Roy Vallee, Chairman and Chief Executive Officer, commented, “Once again, our highly diversified revenue base contributed to our solid performance as better than expected growth from the Asia region offset weaker sales in the Americas. While year-over-year organic revenue growth slowed to 2.3% this quarter, positive contributions from acquisitions contributed to continued year over year improvement in key quarterly financial metrics including operating income, EPS and return on capital employed (ROCE). With another $700+ million of annual revenue from acquisitions completed or announced in the current quarter, our acquisition strategy continues to broaden our revenue base, create cross selling opportunities and add further operating leverage to our business model going forward.”
Operating Group Results
Electronics Marketing (EM) sales of $2.49 billion in the first quarter fiscal 2008 were up 2.3% year over year on a reported basis and essentially flat when adjusted to exclude the impact of changes in foreign currency exchange rates. EM sales in the EMEA and Asia regions increased 4.6% and 9.5%, respectively, year over year, while the Americas decreased 4.8%. Excluding the impact of changes in foreign currency exchange rates, year-over-year revenue at EM EMEA was down 2.7%. EM operating income of $130.2 million for first quarter fiscal 2008 was up 3.6% over the prior year first quarter operating income of $125.6 million and operating income margin of 5.2% was up 7 basis points over the prior year quarter.

Mr. Vallee added, “EM’s results were a reflection of the seasonally slower September quarter, but were better than our expectations as inventories throughout the supply chain continue to decline. Even though sales in the lower margin Asia region increased to 30% of total EM as compared with 28% in the year ago quarter, EM’s global operating income margin improved year over year for the eighth consecutive quarter. Our Asia team’s disciplined approach to profitable growth with higher asset velocity translated 9.5% year over year top line growth into a 48 basis point improvement in operating income margin and a 673 basis point improvement in return on working capital, resulting in record quarterly sales and profits for the region.
Technology Solutions (TS) sales of $1.61 billion in the first quarter fiscal 2008 were up 32.5% year over year on a reported basis and up 2.6% on a pro forma basis, as defined in the Non-GAAP Financial Information section. On a pro forma basis, first quarter fiscal 2008 sales in Asia and EMEA were up 31.6% and 20.1%, respectively, year over year while sales in the Americas were down 5.1%. Excluding the impact of changes in foreign currency exchange rates, TS EMEA’s pro forma year over year revenue growth was 11.0%. TS operating income was $58.5 million in the first quarter fiscal 2008, a 50.1% increase as compared with first quarter fiscal 2007 operating income of $39.0 million, and operating income margin of 3.6% increased by 42 basis points over the prior year first quarter due to the change to net revenue accounting treatment of the sales of supplier service contracts.
Mr. Vallee further added, “Technology Solutions performance in the first quarter of fiscal 2008 was further evidence of the leverage that we are achieving through value-creating acquisitions. Year over year, TS operating income grew 1.5 times faster than revenue as both the Access and Azure acquisitions contributed to operating margin expansion in our enterprise computer product business. With the Magirus and Acal acquisitions in EMEA, TS will become the leading pan-European value-add distributor with roughly $2.5 billion of projected annual revenue in the region. These acquisitions will not only strengthen TS’ competitive position in new markets, they will also further diversify our revenue base as TS will soon be generating close to 40% of its revenue from outside the Americas as compared with 30% just a year ago.”
Cash Flow
During the first quarter of fiscal 2008, the Company used $34 million of free cash flow (as defined later in this release), excluding cash used for acquisitions. As a result, the Company ended the quarter with $521 million of cash and cash equivalents and net debt (total debt less cash and cash equivalents) of $702 million. On a rolling four quarter basis, the Company generated $749 million of free cash flow, excluding cash used for acquisitions.
Ray Sadowski, Chief Financial Officer, stated, “The continued improvement in our credit statistics allowed us to negotiate a new five-year credit facility with a bank group that includes 18 lenders. The facility not only contains better terms and conditions than the one it supersedes, but also extends those terms an additional two years. With over $500 million in cash on hand and $950 million of standby lines of credit, we are in a strong position to continue pursuing growth opportunities that create additional shareholder value.”
Outlook
For Avnet’s second quarter fiscal 2008, management expects normal seasonality at both operating groups with sales at EM to be in the range of $2.40 billion to $2.50 billion and anticipates sales for TS to be between $2.05 billion and $2.15 billion. Therefore, Avnet’s consolidated sales are forecasted to be between $4.45 billion and $4.65 billion for the second quarter of fiscal 2008. Management expects the second quarter earnings to be in the range of $0.83 to $0.87 per share, up 24% — 30% as compared with last year’s second quarter. The above EPS guidance does not include the amortization of intangibles or integration charges related to the acquisitions that have closed or will close in the December quarter.

Forward Looking Statements
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in factual circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “expect,” believe,” and “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance or business prospects. Actual results may vary materially from the expectations contained in the forward-looking statements.
The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the Company’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition activities and the successful integration of acquired companies, any significant and unanticipated sales decline, changes in business conditions and the economy in general, changes in market demand and pricing pressures, allocations of products by suppliers, other competitive and/or regulatory factors affecting the businesses of Avnet generally.
More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K, Form 10-Q and Form 8-K. Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Information
In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles (“GAAP”), the Company also discloses in this press release certain non-GAAP financial information including adjusted net income and adjusted diluted earnings per share. The non-GAAP financial information is used to reflect the Company’s results of operations excluding debt extinguishment costs in the prior period presented. The Company also discloses sales adjusted for the impact of certain acquisitions and the change to net revenue accounting treatment of sales of supplier service contracts (“pro forma sales” or “organic revenue”). Management believes pro forma sales is another useful measure for evaluating current period performance as compared with prior periods and understanding underlying trends.
Management believes net income and diluted earnings per share adjusted for the impact of debt extinguishment costs is useful to investors because it provides a measure of the Company’s net profitability on a more comparable basis to historical periods and provides a more meaningful basis for forecasting future performance. Additionally, because of management’s focus on generating shareholder value, of which net profitability is a primary driver, management believes net income and diluted EPS excluding the impact of this item provides an important measure of the Company’s net results of operations for the investing public. However, analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

First Quarter Fiscal 2007
The results for the first quarter of fiscal year 2007 include debt extinguishment costs, the mention of which management believes is useful to investors when comparing operating performance with other periods.

	Pre-tax
Quarter ended September 30, 2006	Income	Net Income	Diluted EPS
	(in thousands, except per share data)
GAAP results	$99,073	$64,143	$0.44
Debt extinguishment costs	27,358	16,538	0.11

Adjusted results	$126,431	$80,681	$0.55

Organic (Pro Forma) Sales
Organic revenue, or pro forma sales, is defined as sales adjusted for (i) the impact of the classification of sales of supplier service contracts on an agency (net) basis, which was effective beginning in the third quarter of fiscal 2007, as if the net revenue accounting was applied to periods prior to the change, and (ii) the impact of certain acquisitions, including Access Distribution acquired on December 31, 2006, Azure Technologies acquired in April 2007 and Flint Distribution acquired in July 2007, to include the sales recorded by these businesses as if the acquisition had occurred at the beginning of fiscal 2007. Prior period sales adjusted for these impacts are presented below:

	Sales	Gross to	Acquisition	Pro forma
	as Reported	Net Impact	Sales	Sales
	(in thousands)
Q1 Fiscal 2007	$3,648,400	$(95,810)	$455,631	$4,008,221
Q2 Fiscal 2007	3,891,180	(118,607)	524,168	4,296,741
Q3 Fiscal 2007	3,904,262	—	21,949	3,926,211
Q4 Fiscal 2007	4,237,245	—	14,767	4,252,012

Fiscal year 2007	$15,681,087	$(214,417)	$1,016,515	$16,483,185

Cash Flow Activity
The following table summarizes the Company’s cash flow activity for the first quarters of fiscal 2008 and 2007, including the Company’s computation of free cash flow and a reconciliation of this metric to the nearest GAAP measures of net income and net cash flow from operations. Management’s computation of free cash flow consists of net cash flow from operations plus cash flows generated from or used for purchases and sales of property, plant and equipment, acquisitions of operations, effects of exchange rates on cash and cash equivalents and other financing activities. Management believes that the non-GAAP metric of free cash flow is a useful measure to help management and investors better assess and understand the Company’s operating performance and sources and uses of cash. Management also believes the analysis of free cash flow assists in identifying underlying trends in the business. Computations of free cash flow may differ from company to company. Therefore, the analysis of free cash flow should be used as a complement to, and in conjunction with, the Company’s consolidated statements of cash flows presented in the accompanying financial statements.
Management also analyzes cash flow from operations based upon its three primary components noted in the table below: net income, non-cash and other reconciling items and cash flow used for working capital. Similar to free cash flow, management believes that this breakout is an important measure to help management and investors better understand the trends in the Company’s cash flows, including the impact of management’s focus on asset utilization and efficiency through its management of the net balance of receivables, inventories and accounts payable.

	First Quarters Ended
	September 29,	September 30,
	2007	2006
	(in thousands)
Net income	$105,537	$64,143
Non-cash and other reconciling items	60,130	50,850
Cash flow used for working capital (excluding cash and cash equivalents)	(209,492)	(141,610)

Net cash flow used for operations	(43,825)	(26,617)
Cash flow generated from (used for):
Purchases of property, plant and equipment	(13,661)	(14,045)
Cash proceeds from sales of property, plant and equipment	278	728
Effect of exchange rates on cash and cash equivalents	18,624	88
Other, net financing activities	4,777	3,082

	(33,807)	(36,764)

Acquisitions of operations, net	(12,190)	—

Net free cash flow	$(45,997)	$(36,764)

Teleconference Webcast and Upcoming Events
Avnet will host a Webcast of its quarterly teleconference today at 2:00 p.m. Eastern Time. The live Webcast event, as well as other financial information including financial statement reconciliations of GAAP and non-GAAP financial measures, will be available through www.ir.avnet.com. Please log onto the site 15 minutes prior to the start of the event to register or download any necessary software. An archive copy of the presentation will also be available after the Webcast.
For a listing of Avnet’s upcoming events and other information, please visit Avnet’s investor relations website at www.ir.avnet.com.
About Avnet
Avnet, Inc. (NYSE:AVT) is one of the largest distributors of electronic components, computer products and technology services and solutions with more than 300 locations serving 70 countries worldwide. The company markets, distributes and optimizes the supply-chain and provides design-chain services for the products of the world’s leading electronic component suppliers, enterprise computer manufacturers and embedded subsystem providers. Avnet brings a breadth and depth of capabilities, such as maximizing inventory efficiency, managing logistics, assembling products and providing engineering design assistance for its 100,000 customers, accelerating their growth through cost-effective, value-added services and solutions. For the fiscal year ended June 30, 2007, Avnet generated revenue of $15.68 billion. For more information, visit www.avnet.com. (AVT_IR)
Investor Relations Contact:
Avnet, Inc.
Vincent Keenan
Investor Relations
(480) 643-7053
investorrelations@avnet.com

AVNET, INC.
FINANCIAL HIGHLIGHTS
(MILLIONS EXCEPT PER SHARE DATA)

	FIRST QUARTERS ENDED
	SEPTEMBER 29,	SEPTEMBER 30,
	2007	2006 *
Sales	$4,098.7	$3,648.4

Income before income taxes	154.1	99.1

Net income	105.5	64.1

Net income per share:
Basic	$0.70	$0.44
Diluted	$0.69	$0.44

*	See Notes to Consolidated Statements of Operations on Page 11.

AVNET, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(THOUSANDS EXCEPT PER SHARE DATA)

	FIRST QUARTERS ENDED
	SEPTEMBER 29,	SEPTEMBER 30,
	2007	2006 *
Sales	$4,098,718	$3,648,400
Cost of sales	3,572,190	3,180,035

Gross profit	526,528	468,365
Selling, general and administrative expenses	361,332	323,394

Operating income	165,196	144,971

Other income, net	7,430	3,746
Interest expense	(18,557)	(22,286)
Debt extinguishment costs (Note 1*)	—	(27,358)

Income before income taxes	154,069	99,073

Income tax provision	48,532	34,930

Net income	$105,537	$64,143

Net earnings per share:
Basic	$0.70	$0.44

Diluted	$0.69	$0.44

Shares used to compute earnings per share:
Basic	149,978	146,718

Diluted	153,458	147,201

*	See Notes to Consolidated Statements of Operations on Page 11.

AVNET, INC.
CONSOLIDATED BALANCE SHEETS
(THOUSANDS)

	SEPTEMBER 29,	JUNE 30,
	2007	2007
Assets:
Current assets:
Cash and cash equivalents	$520,886	$557,350
Receivables, net	3,065,792	3,103,015
Inventories	1,824,060	1,736,301
Prepaid and other current assets	71,767	92,179

Total current assets	5,482,505	5,488,845
Property, plant and equipment, net	184,489	179,533
Goodwill	1,409,186	1,402,470
Other assets	291,494	284,271

Total assets	7,367,674	7,355,119

Less liabilities:
Current liabilities:
Borrowings due within one year	66,659	53,367
Accounts payable	2,035,709	2,228,017
Accrued expenses and other	426,312	495,601

Total current liabilities	2,528,680	2,776,985
Long-term debt, less due within one year	1,156,008	1,155,990
Other long-term liabilities	107,819	21,499

Total liabilities	3,792,507	3,954,474

Shareholders’ equity	$3,575,167	$3,400,645

AVNET, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(THOUSANDS)

	FIRST QUARTERS ENDED
	SEPTEMBER 29,	SEPTEMBER 30,
	2007	2006
Cash flows from operating activities:

Net income	$105,537	$64,143

Non-cash and other reconciling items:
Depreciation and amortization	13,522	13,260
Deferred income taxes	32,343	22,121
Stock based compensation	11,395	7,025
Other, net	2,870	8,444

Changes in (net of effects from business acquisitions):
Receivables	101,610	(80,583)
Inventories	(49,219)	(34,328)
Accounts payable	(229,186)	(9,522)
Accrued expenses and other, net	(32,697)	(17,177)

Net cash flows used for operating activities	(43,825)	(26,617)

Cash flows from financing activities:
Issuance of notes in public offerings, net of issuance costs	—	296,085
Proceeds from (repayment of) bank debt, net	9,433	(54,258)
Proceeds from other debt, net	100	3
Other, net	4,777	3,082

Net cash flows provided from financing activities	14,310	244,912

Cash flows from investing activities:
Purchases of property, plant, and equipment	(13,661)	(14,045)
Cash proceeds from sales of property, plant and equipment	278	728
Acquisitions of operations, net	(12,190)	—

Net cash flows used for investing activities	(25,573)	(13,317)

Effect of exchange rates on cash and cash equivalents	18,624	88

Cash and cash equivalents:
- (decrease) increase	(36,464)	205,066
- at beginning of period	557,350	276,713

- at end of period	$520,886	$481,779

AVNET, INC.
SEGMENT INFORMATION
(MILLIONS)

	FIRST QUARTERS ENDED
	SEPTEMBER 29,	SEPTEMBER 30,
	2007	2006
SALES:

Electronics Marketing	$2,491.2	$2,435.4

Technology Solutions	1,607.5	1,213.0

Consolidated	$4,098.7	$3,648.4

OPERATING INCOME (LOSS):

Electronics Marketing	$130.2	$125.6

Technology Solutions	58.5	39.0

Corporate	(23.5)	(19.6)

Consolidated	$165.2	$145.0

AVNET, INC.
NOTES TO CONSOLIDATED STATEMENTS OF OPERATIONS
FIRST QUARTER OF FISCAL 2008
(1) During the first quarter of fiscal 2007, the Company incurred debt extinguishment costs amounting to $27,358,000 pre-tax, $16,538,000 after tax and $0.11 per share on a diluted basis. In September 2006, the Company elected to redeem on October 12, 2006 all of its outstanding 9 3/4% Notes due February 15, 2008. The costs incurred as a result of the election notice included $20,322,000 for a make-whole redemption premium, $4,939,000 associated with the termination of two interest rate swaps that hedged $200,000,000 of the 9 3/4% Notes, and $2,097,000 to write-off certain deferred financing costs. The Company used the net proceeds from the issuance in the first quarter of $300,000,000 principal amount of 6.625% Notes due September 15, 2016, plus available liquidity, to repurchase the 9 3/4% Notes on October 12, 2006.